
                               TRACOR
  COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                (in thousands, except per share amounts)

                                                       Three Months Ended
                                                             March 31,
                                                       ------------------
Primary:
--------                                               1997         1996
                                                     --------     --------
Income before extraordinary loss                      $10,264       $7,661
Interest expense adjustment, net of income taxes           -           424
                                                     --------     --------
   Adjusted net income before extraordinary loss       10,264        8,085
Extraordinary loss                                     (9,985)          -
                                                     --------     --------
   Adjusted net income                               $    279       $8,085
                                                     ========     ========

Weighted average common shares outstanding             24,776       14,165
Weighted average common share equivalents:
   Assumed exercise of warrants                         1,228       12,049
   Assumed exercise of options                          1,564        1,497
   Assumed purchase of common shares for treasury        (829)      (2,833)
                                                     --------     --------
   Net weighted average additional shares issuable      1,963       10,713
                                                     --------     --------
   Common and common equivalent shares                 26,739       24,878
                                                     ========     ========
Income per common and common equivalent share:
   Income before extraordinary loss                      $.38         $.32
   Extraordinary loss                                    (.37)          -
                                                         ----         ----
   Net income                                            $.01         $.32
                                                         ====         ====
Fully diluted:
--------------
Income before extraordinary loss                      $10,264       $7,661
Interest expense adjustment, net of income taxes           -           360
                                                     --------     --------
   Adjusted net income before extraordinary loss       10,264        8,021
Extraordinary loss                                     (9,985)          -
                                                     --------     --------
   Adjusted net income                               $    279       $8,021
                                                     ========     ========
Weighted average common shares outstanding             24,776       14,165
Weighted average common share equivalents:
   Assumed exercise of warrants                         1,228       12,049
   Assumed exercise of options                          1,564        1,497
   Assumed purchase of common shares for treasury        (801)      (2,833)
                                                     --------     --------
   Net weighted average additional shares issuable      1,991       10,713
                                                     --------     --------
   Common and common equivalent shares                 26,767       24,878
                                                     ========     ========
Income per common and common equivalent share:
   Income before extraordinary loss                      $.38         $.32
   Extraordinary loss                                    (.37)          -
                                                         ----         ----
   Net income                                            $.01         $.32
                                                         ====         ====

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